FOR IMMEDIATE RELEASE

MEDIA CONTACT:  Brannan Atkinson 615-320-7532
FINANCIAL CONTACT:  Harold Carpenter 615-744-3742
WEBSITE:  www.pnfp.com

PINNACLE FINANCIAL REPORTS RECORD LOAN GROWTH
Diluted earnings per share excluding merger related charges
exceed I/B/E/S consensus estimate

NASHVILLE, Tenn., July 18, 2006 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported record earnings, superior credit quality and record loan growth for the quarter ended June 30, 2006. Fully diluted earnings per share of $0.26 for the quarter included the impact of merger related expenses of $0.04 which were associated with Pinnacle’s merger with Cavalry Bancorp that was effective on March 15, 2006. As a result, fully diluted earnings per share exclusive of merger related items were $0.30 for the quarter ended June 30, 2006, compared to $0.21 fully diluted earnings per share for the quarter ended June 30, 2005, an increase of 43 percent.
Fully diluted earnings per share of $0.51 for the six months ended June 30, 2006 included the impact of merger related expenses of $0.06. As a result, fully diluted earnings per share exclusive of merger related items were $0.57 for the six months ended June 30, 2006, compared to $0.40 fully diluted earnings per share for the six months ended June 30, 2005, an increase of 43 percent.

SECOND QUARTER 2006 HIGHLIGHTS:
•	Record earnings:
o	Record net income for the second quarter of 2006 of $4.32 million, up 121 percent from the prior year’s second quarter net income of $1.96 million.
o
Record diluted earnings per share for the second quarter of 2006 of $0.26 up almost 24 percent from the same quarter last year. Diluted earnings per share exclusive of merger related expenses were $0.30, up 43 percent from the prior year’s second quarter diluted earnings per share of $0.21. Fully diluted earnings per share exclusive of merger related charges for the quarter ended June 30, 2006 were $0.30 exceeding the I/B/E/S consensus estimate of $0.29 per fully diluted share.

o
Revenue (the sum of net interest income and noninterest income) for the quarter ended June 30, 2006, amounted to $21.28 million, compared to $8.21 million for the same quarter of last year, an increase of 159 percent.

•	Superior credit quality:
o	Past due loans over 30 days, excluding nonperforming loans, were only 0.25 percent of total loans June 30, 2006.
o	Nonperforming assets were only 0.21 percent of total loans at June 30, 2006.
•	Strong balance sheet growth:
o
Loans at June 30, 2006 were $1.36 billion, up 144 percent from the same period last year reflecting strong organic growth and the impact of the Cavalry merger. Net loans increased by $123 million between the first and second quarters of 2006, a record for the company.

o
Total deposits at June 30, 2006 were $1.56 billion, up 126 percent from the same period last year. Noninterest bearing demand deposit accounts which represent 20 percent of total deposits were up 119 percent from the same period last year reflecting strong organic growth and the impact of the Cavalry merger. At $1.56 billion in deposits, we believe our market share would approximate 6 percent based on June 30, 2005 FDIC market share data of the Nashville-Davidson-Murfreesboro MSA, a substantial increase from the 2.75 percent market share reflected as of June 30, 2005.

EXTRAORDINARY GROWTH MAKES PINNACLE THE LARGEST NASHVILLE BANK
With its acquisition and dramatic organic loan and deposit growth during the first half of 2006, Pinnacle now has $1.99 billion in assets making the company the largest financial services firm headquartered in Nashville and the second largest headquartered in Tennessee.
Pinnacle’s merger with Cavalry Bancorp was completed on March 15, 2006. Consequently, Pinnacle’s balance sheet and statement of income have been impacted by the Cavalry amounts since March 15, 2006.

FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•
Return on average assets for the quarter ended June 30, 2006, was 0.92 percent. Return on average tangible assets (average total assets less goodwill and core deposit intangibles) for the quarter ended June 30, 2006, was 0.98 percent. The return on average tangible assets exclusive of merger related items for the quarter ended June 30, 2006, was 1.11 percent, compared to 0.96 percent for the same quarter last year.

•
Return on average stockholders’ equity for the quarter ended June 30, 2006, was 7.40 percent. Return on average tangible stockholders’ equity (average total stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended June 30, 2006, was 16.37 percent. Return on average tangible stockholders’ equity exclusive of merger related expenses for the quarter ended June 30, 2006, was 18.49 percent, compared to 13.21 percent for the same quarter last year.

Total assets grew to $1.99 billion as of June 30, 2006, up $1.11 billion or 128 percent from the $872 million reported at June 30, 2005. The $1.11 billion year over year increase in total assets was comprised of $314 million in asset growth at Pinnacle, $670 million in assets associated with the acquisition of Cavalry Bancorp and $129 million in goodwill and core deposit intangibles associated with that acquisition. This rapid asset growth was achieved while reducing the securities to total assets ratio from 27.4 percent at December 31, 2005 to 15.4 percent at June 30, 2006.
“We are extremely pleased with the accelerating growth momentum that we saw during the second quarter of this year compared to the same quarter last year both for the newly combined footprint as a whole and for the former Cavalry footprint on a stand-alone basis. Many institutions experience attrition during this stage of a merger. We actually saw faster loan and deposit growth for the combined firm this year than last,” said M. Terry Turner, Pinnacle’s president and CEO. “This is a tribute to all of our associates who have worked tirelessly to help existing clients and fellow associates through this transition while continuing to add clients at a dramatic pace. Additionally, we believe the recent announcement of the merger of two large regional bank holding companies in our market will create disruption and turmoil within their customer and employee base, providing us additional significant growth opportunities,” he added.

REVENUE
•	Net interest income for the quarter ended June 30, 2006 was $16.90 million compared to $6.80 million for the quarter ended June 30, 2005, an increase of 149 percent.
o
Net interest margin for the second quarter of 2006 was 4.17 percent, compared to a net interest margin of 3.65 percent reported for the first quarter of 2006 and 3.57 percent for the same period last year.

o	Percentage of daily floating rate loans to total loans was 47.0 percent at June 30, 2006.
•	Noninterest income for the quarter ended June 30, 2006 was $4.38 million, a 210 percent increase over the $1.41 million recorded during the same quarter in 2005.

“As anticipated, the Cavalry merger did expand our net interest margin, however, the yield curve continues to present challenges for us as we seek ways to expand our margins,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. “Based on our current models, we believe our net interest margin for the third quarter of 2006 should be within a range of 3.90 percent to 4.10 percent.”
“Our net loan growth was approximately $123 million during the second quarter of 2006 which represents an annualized growth rate of 40 percent,” Carpenter said. “Market acceptance for Pinnacle in Murfreesboro has been outstanding as our Murfreesboro associates produced more business during the first half of 2006 than during the same time period in 2005. We anticipate continued dramatic loan growth which we believe will result in increased revenues despite what continues to be a challenging rate environment.”
At June 30, 2006, the ratio of investment securities to total assets declined to 15.4 percent from the 26.1 percent reported a year ago. Pinnacle anticipates that this ratio will approximate 15.0 to 18.0 percent during 2006.
Noninterest income during the first quarter of 2006 represented approximately 20.6 percent of total revenues, compared to 17.2 percent for the same quarter in 2005.

NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended June 30, 2006, was $13.11 million.
•	Merger related charges incurred during the quarter ended June 30, 2006, were $921,000. These charges consisted of direct and incremental integration costs incurred in connection with the merger.
•
During the quarter ended June 30, 2006, Pinnacle recognized compensation related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R of approximately $211,000 on an after-tax basis.

•
The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 61.6 percent during the second quarter of 2006. The efficiency ratio excluding merger related expenses was 57.3 percent during the second quarter of 2006, compared to 60.4 percent during the second quarter of 2005.

Pinnacle anticipates the opening of its new office in the Donelson area of Davidson County in late fourth quarter of 2006. At June 30, 2006, the firm employed 359 associates (full-time equivalent) and anticipates hiring 40 additional associates before the end of this year. Pinnacle anticipates that approximately 65 percent of these new associates will be in customer contact roles.

CREDIT QUALITY
•
Provision for loan losses was $1.71 million for the second quarter of 2006, compared to $483,000 in the second quarter in 2005. During the second quarter of 2006, the firm recorded net charge-offs of $441,000 compared to $22,000 during the same period in 2005. One commercial loan accounted for substantially all of the net charge-off activity for the second quarter of 2006.

o	Annualized net charge-offs to total loans were 0.07 percent for the six months ended June 30, 2006.
•	Allowance for loan losses represented 1.08 percent of total loans at June 30, 2006, compared to1.08 percent at March 31, 2006 and 1.21 percent at Dec. 31, 2005.
o	Nonperforming assets as a percentage of total loans and other real estate increased to 0.21 percent at June 30, 2006 from 0.11 percent at June 30, 2005.

The reduction in the percentage of allowance for loan losses to total loans was attributable to the Cavalry acquisition. At June 30, 2006, Pinnacle assessed its allowance for loan losses using an assessment methodology for Pinnacle and a separate methodology for the former Cavalry franchise, the Cavalry methodology being consistent with Cavalry’s past practice. In view of the acquisition, Pinnacle management is currently evaluating what changes should be made to the process by which the firm determines its consolidated allowance for loan losses. Pinnacle expects to implement any such changes prior to the end of the third quarter of 2006.

“We remain extremely pleased with the credit quality of our firm,” said Turner. “Both Pinnacle and Cavalry have had excellent asset quality indicators for quite some time. We continue to believe that our asset quality is a key predictor of our ability to create long-term shareholder value.”

PROGRESS OF THE CAVALRY INTEGRATION
On Oct. 3, 2005, Pinnacle reported that the firm had entered into a definitive agreement to acquire the common stock of Cavalry Bancorp, a one-bank holding company in Murfreesboro, Tenn. During December 2005, the shareholders of both Pinnacle and Cavalry voted to approve the merger. During the first quarter of 2006, all regulatory approvals were obtained and the merger was consummated on March 15, 2006.

Key Integration Milestones   Status
Consolidation of credit policies resulting in larger credit limits                                                                              Complete
Conversion of Cavalry from service bureau platform to in-house processing                                                     Complete
Merger celebration - cultural integration kickoff                                                                                                       Complete
Conversion of Pinnacle data systems to target environment                                                                                  Complete
Conversion of Cavalry brand and signage to Pinnacle                                                                                            Complete

INVESTMENT OUTLOOK
Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its third quarter 2006 diluted earnings per share will approximate $0.31 to $0.32 and approximately $0.31 to $0.33 per share, exclusive of merger-related expenses. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its 2006 earnings will approximate $1.14 to $1.18 per fully diluted share and approximately $1.21 to $1.26 per fully diluted share, exclusive of merger-related expenses. For 2007, Pinnacle estimates that its earnings will approximate $1.50 to $1.57 per fully diluted share.
As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative involving the development of any market other than the current Nashville-Davidson-Murfreesboro MSA, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.

Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a deep relationship with their financial institution. Pinnacle provides financial planning services and comprehensive wealth management services to help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
Pinnacle opened its first office in October 2000. Since then the firm has added seven other offices on a denovo basis and acquired Cavalry Bancorp with its nine offices bringing the total number of offices to 17 in the most attractive trade areas in the Nashville-Davidson-Murfreesboro MSA.
Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans, (viii) the inability of Pinnacle to successfully integrate the former Cavalry Bancorp's operations with Pinnacle's and (ix) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	June 30, 2006	December 31, 2005
ASSETS
Cash and noninterest-bearing due from banks	$44,710,092	$25,935,948
Interest-bearing due from banks	1,159,620	839,960
Federal funds sold	66,996,985	31,878,362
Cash and cash equivalents	112,866,697	58,654,270

Securities available-for-sale, at fair value	278,348,412	251,749,094
Securities held-to-maturity (fair value of $26,068,344 and $26,546,297 at June 30, 2006 and December 31, 2005, respectively)	27,294,377	27,331,251
Mortgage loans held-for-sale	8,057,161	4,874,323

Loans	1,358,273,353	648,024,032
Less allowance for loan losses	(14,686,365)	(7,857,774)
Loans, net	1,343,586,988	640,166,258

Premises and equipment, net	35,905,221	12,915,595
Investments in unconsolidated subsidiaries and other entities	10,576,326	6,622,645
Accrued interest receivable	9,771,278	4,870,197
Goodwill	115,835,254	-
Core deposit intangible	12,454,958	-
Other assets	30,928,119	9,588,097
Total assets	$1,985,624,791	$1,016,771,730

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$312,708,770	$155,811,214
Interest-bearing demand	186,749,623	72,520,757
Savings and money market accounts	456,054,946	304,161,625
Time	604,371,835	277,657,129
Total deposits	1,559,885,174	810,150,725
Securities sold under agreements to repurchase	104,379,910	65,834,232
Federal Home Loan Bank advances	33,748,516	41,500,000
Subordinated debt	30,929,000	30,929,000
Accrued interest payable	3,842,153	1,884,596
Other liabilities	14,101,519	3,036,752

Total liabilities	1,746,886,272	953,335,305
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 15,370,116 issued and outstanding at June 30, 2006 and 8,426,551 issued and outstanding at December 31, 2005	15,370,116	8,426,551
Additional paid-in capital	210,099,775	44,890,912
Unearned compensation	-	(169,689)
Retained earnings	20,116,661	13,182,291
Accumulated other comprehensive loss, net	(6,848,033)	(2,893,640)
Stockholders’ equity	238,738,519	63,436,425
Total liabilities and stockholders’ equity	$1,985,624,791	$1,016,771,730

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Interest income:
Loans, including fees	$24,245,895	$8,002,502	$37,424,725	$14,956,867
Securities:
Taxable	3,148,459	2,134,735	6,009,577	4,156,518
Tax-exempt	494,849	238,914	895,622	440,338
Federal funds sold and other	415,437	167,664	785,112	256,970
Total interest income	28,304,640	10,543,815	45,115,036	19,810,693

Interest expense:
Deposits	9,563,035	2,877,229	15,413,344	5,031,190
Securities sold under agreements to repurchase	678,177	253,121	1,186,965	403,383
Federal funds purchased and other borrowings	1,168,265	618,274	2,112,761	1,080,812
Total interest expense	11,409,477	3,748,624	18,713,070	6,515,385
Net interest income	16,895,163	6,795,191	26,401,966	13,295,308
Provision for loan losses	1,706,865	482,690	2,094,049	1,083,940
Net interest income after provision for loan losses	15,188,298	6,312,501	24,307,917	12,211,368

Noninterest income:
Service charges on deposit accounts	1,356,114	241,436	1,794,384	503,136
Investment sales commissions	652,900	491,453	1,166,497	928,877
Insurance sales commissions	748,534	-	1,013,362	-
Gain on loans and loan participations sold, net	470,809	390,261	795,355	550,816
Trust fees	311,997	-	363,997	-
Gain on sales of investment securities, net	-	-	-	114,410
Other noninterest income	839,771	289,915	1,294,781	496,481
Total noninterest income	4,380,125	1,413,065	6,428,376	2,593,720

Noninterest expense:
Compensation and employee benefits	7,289,996	3,110,718	11,738,354	6,081,276
Equipment and occupancy	1,911,804	893,938	2,991,059	1,677,963
Marketing and other business development	357,904	179,715	548,375	292,883
Postage and supplies	445,211	158,396	630,619	293,934
Other noninterest expense	2,178,910	620,452	3,161,302	1,198,037
Merger related expense	921,237	-	1,364,567	-
Total noninterest expense	13,105,062	4,963,219	20,434,276	9,544,093
Income before income taxes	6,463,361	2,762,347	10,302,017	5,260,995
Income tax expense	2,140,887	803,178	3,367,647	1,522,073
Net income	$4,322,474	$1,959,169	$6,934,370	$3,738,922

Per share information:
Basic net income per common share	$0.28	$0.23	$0.56	$0.45
Diluted net income per common share	$0.26	$0.21	$0.51	$0.40

Weighted average shares outstanding:
Basic	15,335,754	8,401,198	12,473,187	8,395,260
Diluted	16,503,692	9,434,260	13,640,565	9,435,754

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands)	Three months ended June 30, 2006			Three months ended June 30, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,328,121	$24,246	7.32%	$537,313	$8,002	5.98%
Securities:
Taxable	248,682	3,148	5.08%	194,840	2,135	4.39%
Tax-exempt (1)	50,227	495	5.21%	27,332	239	4.62%
Federal funds sold	16,613	259	6.05%	14,879	111	2.99%
Other	8,319	157	9.08%	3,730	57	7.08%
Total interest-earning assets	1,651,962	28,305	6.92%	778,094	10,544	5.48%
Nonearning assets	226,950			44,250
Total assets	$1,878,912			$822,344

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$190,055	$848	1.79%	$57,652	$90	0.62%
Savings and money market	434,094	3,234	2.99%	218,685	906	1.66%
Certificates of deposit	546,715	5,481	4.02%	252,402	1,882	2.99%
Total interest-bearing deposits	1,170,864	9,563	3.28%	528,739	2,878	2.18%
Securities sold under agreements to repurchase	68,079	678	4.00%	49,883	253	2.04%
Federal funds purchased	3,696	48	5.15%	4,775	40	3.38%
Federal Home Loan Bank advances	44,417	605	5.46%	54,951	424	3.10%
Subordinated debt	30,929	516	6.69%	10,310	154	5.98%
Total interest-bearing liabilities	1,317,985	11,410	3.47%	648,658	3,749	2.32%
Noninterest-bearing deposits	311,286	-	-	111,937	-	-
Total deposits and interest-bearing liabilities	1,629,271	11,410	2.81%	760,595	3,749	1.98%
Other liabilities	15,241			2,180
Stockholders' equity	234,400			59,569
	$1,878,912			$822,344
Net interest income		$16,895			$6,795
Net interest spread (2)			3.45%			3.16%
Net interest margin (3)			4.17%			3.57%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3)	Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands)	Six months ended June 30, 2006			Six months ended June 30, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,044,724	$37,424	7.22%	$512,813	$14,957	5.88%
Securities:
Taxable	245,216	6,010	4.94%	189,883	4,157	4.41%
Tax-exempt (1)	47,399	896	5.04%	25,329	440	4.62%
Federal funds sold	19,617	540	5.55%	11,864	157	2.66%
Other	6,468	245	8.44%	3,503	100	6.85%
Total interest-earning assets	1,363,424	45,115	6.72%	743,392	19,811	5.42%
Nonearning assets	152,944			46,222
Total assets	$1,516,368			$789,614

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$147,089	$1,330	1.82%	$57,695	$162	0.57%
Savings and money market	389,473	5,574	2.89%	220,382	1,604	1.47%
Certificates of deposit	430,854	8,509	3.98%	234,507	3,266	2.81%
Total interest-bearing deposits	967,416	15,413	3.21%	512,584	5,032	1.98%
Securities sold under agreements to repurchase	63,901	1,187	3.75%	44,016	403	1.85%
Federal funds purchased	2,036	52	5.14%	2,694	44	3.33%
Federal Home Loan Bank advances	45,376	1,060	4.71%	52,592	748	2.87%
Subordinated debt	30,929	1,001	6.53%	10,310	289	5.65%
Total interest-bearing liabilities	1,109,658	18,713	3.40%	622,196	6,516	2.11%
Noninterest-bearing deposits	231,767	-	-	106,433	-	-
Total deposits and interest-bearing liabilities	1,341,425	18,713	2.81%	728,629	6,516	1.80%
Other liabilities	9,976			1,990
Stockholders' equity	164,967			58,995
	$1,516,368			$789,614
Net interest income		$26,402			$13,295
Net interest spread (2)			3.32%			3.31%
Net interest margin (3)			3.97%			3.67%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3)	Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands, except per share data)	Jun 2006	Mar 2006	Dec 2005	Sept 2005	June 2005	Mar 2005
Balance sheet data, at quarter end:
Total assets	$1,985,625	1,828,212	1,016,772	978,539	872,076	787,436
Total loans	1,358,273	1,235,170	648,024	604,225	556,786	516,733
Allowance for loan losses	(14,686)	(13,354)	(7,858)	(7,231)	(6,659)	(6,198)
Securities	305,642	315,473	279,080	246,914	227,938	202,223
Noninterest-bearing deposits	312,709	263,701	155,811	154,440	142,794	119,212
Total deposits	1,559,885	1,415,778	810,151	788,628	689,919	619,021
Securities sold under agreements to repurchase	104,380	63,912	65,834	67,652	57,677	46,388
Advances from FHLB	33,749	67,267	41,500	24,500	49,500	51,500
Subordinated debt	30,929	30,929	30,929	30,929	10,310	10,310
Total stockholders’ equity	238,739	236,327	63,436	62,883	61,501	57,657

Balance sheet data, quarterly averages:
Total assets	$1,878,912	1,153,823	986,106	914,801	822,344	756,884
Total loans	1,328,121	761,326	634,175	587,902	537,313	488,313
Securities	298,909	286,321	273,487	240,525	222,172	208,253
Total earning assets	1,651,962	1,074,885	937,357	866,706	778,094	708,690
Noninterest-bearing deposits	311,286	152,247	136,143	125,447	111,937	100,929
Total deposits	1,482,150	763,967	796,792	730,446	640,676	597,358
Securities sold under agreements to repurchase	68,079	59,723	67,874	63,337	49,883	38,149
Advances from FHLB	44,417	46,336	22,663	41,456	54,951	50,233
Subordinated debt	30,929	30,929	30,929	13,896	10,310	10,310
Total stockholders’ equity	234,400	95,535	63,199	62,338	59,569	58,420

Statement of operations data, for the three months ended:
Interest income	$28,305	16,811	14,118	12,378	10,544	9,270
Interest expense	11,410	7,304	5,831	4,923	3,749	2,767
Net interest income	16,895	9,507	8,287	7,455	6,795	6,503
Provision for loan losses	1,707	387	702	366	483	601
Net interest income after provision for loan losses	15,188	9,120	7,585	7,089	6,312	5,902
Noninterest income	4,380	2,048	1,501	1,299	1,413	1,178
Noninterest expense	13,105	7,329	5,967	5,521	4,963	4,581
Income before taxes	6,463	3,839	3,119	2,867	2,762	2,499
Income tax expense	2,141	1,227	881	789	803	719
Net income	$4,322	2,612	2,238	2,078	1,959	1,780

Per share data:
Earnings - basic	$0.28	0.27	0.27	0.25	0.23	0.21
Earnings - diluted	$0.26	0.24	0.24	0.22	0.21	0.19
Book value at quarter end (1)	$15.53	15.45	7.53	7.47	7.32	6.87

Weighted avg. shares - basic	15,335,754	9,578,813	8,425,717	8,417,980	8,401,198	8,389,256
Weighted avg. shares - diluted	16,503,692	10,745,626	9,490,447	9,495,187	9,434,260	9,437,183
Common shares outstanding	15,370,116	15,300,629	8,426,551	8,424,217	8,405,891	8,391,371

Capital ratios (2):
Stockholders’ equity to total assets	12.0%	12.9%	6.2%	6.4%	7.1%	7.3%
Leverage	8.0%	14.7%	9.3%	9.3%	8.8%	9.2%
Tier one risk-based	9.5%	10.4%	11.0%	10.9%	10.0%	10.6%
Total risk-based	10.4%	11.9%	11.9%	13.0%	10.9%	11.5%

Investor information:
Closing sales price	$30.43	27.44	24.98	25.18	24.00	20.72
High sales price during quarter	$30.92	28.84	25.96	26.65	25.14	24.05
Low sales price during quarter	$27.09	24.87	21.70	22.67	20.50	20.72

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands, except per share data)	June 2006	Mar 2006	Dec 2005	Sept 2005	June 2005	Mar 2005
Performance ratios and other data:
Return on avg. assets (3)	0.92%	0.92%	0.90%	0.90%	0.96%	0.96%
Return on avg. equity (3)	7.40%	11.09%	14.05%	13.23%	13.21%	12.48%
Net interest margin (4)	4.17%	3.65%	3.58%	3.48%	3.57%	3.78%
Noninterest income to total revenue (5)	20.6%	17.7%	15.3%	14.8%	17.2%	15.3%
Noninterest income to avg. assets (3)	0.94%	0.72%	0.60%	0.56%	0.69%	0.62%
Noninterest exp. to avg. assets (3)	2.80%	2.58%	2.40%	2.39%	2.42%	2.42%
Efficiency ratio (6)	61.6%	63.4%	61.0%	63.1%	60.4%	59.6%
Avg. loans to average deposits	89.6%	83.1%	79.7%	80.5%	83.9%	81.7%
Securities to total assets	15.4%	17.3%	27.4%	25.2%	26.1%	25.7%
Average interest-earning assets to average interest-bearing liabilities	125.3%	119.3%	117.7%	119.8%	120.0%	119.0%
Brokered time deposits to total deposits	5.0%	3.3%	6.6%	7.2%	8.6%	8.3%

Selected growth rates, last twelve months (7):
Total average assets	128.5%	52.4%	39.5%	47.9%	48.6%	48.9%
Average loans	147.2%	55.9%	41.5%	49.9%	56.2%	59.3%
Total average deposits	114.2%	53.9%	41.5%	50.5%	46.3%	48.4%

Total revenue (5)	159.1%	50.4%	30.1%	27.0%	46.6%	45.4%
Total noninterest expense	164.0%	60.0%	44.6%	40.9%	41.9%	38.0%
Diluted earnings per share	23.8%	26.3%	33.3%	37.5%	50.0%	46.2%

Asset quality information and ratios:
Nonaccrual loans and other real estate	$2,867	1,201	460	61	596	596
Past due loans over 90 days and still accruing interest	$492	-	-	8	66	47
Net loan charge-offs (recoveries) (8)	$441	(73)	76	(206)	22	53
Allowance for loan losses to total loans	1.08%	1.08%	1.21%	1.20%	1.20%	1.20%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.25%	0.52%	0.58%	0.10%	0.21%	0.27%
Nonperforming assets	0.21%	0.10%	0.07%	0.01%	0.11%	0.12%
Potential problem loans (9)	0.31%	0.63%	0.20%	0.37%	0.18%	0.08%
Annualized net loan charge-offs (recoveries) to avg. loans (10)	0.07%	(0.04)%	(0.01)%	(0.03)%	0.02%	0.04%
Avg. commercial loan internal risk ratings (9)	4.1	4.1	3.8	3.9	3.8	3.8
Avg. loan account balances (11)	$115	105	180	172	171	162

Interest rates and yields:
Loans	7.32%	7.02%	6.72%	6.40%	5.98%	5.78%
Securities	5.10%	4.80%	4.58%	4.40%	4.42%	4.44%
Federal funds sold and other	7.09%	5.54%	4.83%	3.72%	3.90%	3.41%
Total earning assets	6.92%	6.39%	6.03%	5.73%	5.48%	5.34%
Total deposits, including non-interest bearing	2.59%	2.59%	2.34%	2.16%	1.80%	1.46%
Securities sold under agreements to repurchase	4.00%	3.46%	2.99%	2.50%	2.04%	1.60%
Federal funds purchased and FHLB advances	5.44%	3.99%	2.50%	3.22%	3.12%	2.61%
Subordinated debt	6.69%	6.36%	6.14%	6.22%	5.98%	5.32%
Total deposits and other interest-bearing liabilities	2.81%	2.81%	2.52%	2.30%	1.98%	1.61%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands, except per share data)	June 2006	Mar 2006	Dec 2005	Sept 2005	June 2005	Mar 2005
Other information:
Gains (losses) on sale of loans and loan participations sold:
Mortgage loan originations:
Gross loans originated	$40,862	24,034	31,792	31,066	27,239	21,360
Gross fees (12)	$668	389	485	533	419	364
Gross fees as a percentage of mortgage loans originated	1.63%	1.62%	1.53%	1.72%	1.54%	1.70%
Loan participations sold	$49	74	41	(26)	152	(15)
Gains on sales of investment securities, net	-	-	-	-	-	114
Brokerage account assets, at quarter-end (13)	$501,000	470,000	441,000	428,000	419,000	400,000
Floating rate loans as a percentage of loans (14)	47.0%	48.5%	53.5%	56.2%	55.9%	55.5%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$80,359	73,171	60,282	55,257	62,034	55,238
Core deposits to total funding (15)	70.7%	68.1%	59.5%	60.7%	57.3%	58.7%
Total assets per full-time equivalent employee	$5,531	4,968	6,498	6,396	5,952	5,988
Annualized revenues per full-time equivalent employee	$237.0	205.0	250.2	228.9	227.0	233.6
Number of employees (full-time equivalent)	359.0	368.0	156.5	153.0	146.5	131.5
Associate retention rate (16)	94.7%	93.2%	94.3%	95.5%	96.6%	99.2%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

	As of and for the three months ended
(dollars in thousands, except per share data)	June 30, 2006	June 30, 2005
Reconciliation of Non-GAAP measures:
Tangible assets:
Total assets	$1,985,625	$872,076
Less: Goodwill	(115,835)	-
Core deposit intangible	(12,455)	-
Net tangible assets	$1,857,335	$872,076

Tangible equity:
Total stockholders’ equity	$238,739	$61,501
Less: Goodwill	(115,835)	-
Core deposit intangible	(12,455)	-
Net tangible equity	$110,449	$61,501

Tangible average assets:
Total average assets	$1,878,912	$822,344
Less: Average goodwill	(115,727)	-
Average core deposit intangible	(12,779)	-
Net tangible average assets	$1,750,406	$822,344

Tangible average equity:
Total average stockholders’ equity	$234,400	$59,569
Less: Average goodwill	(115,727)	-
Average core deposit intangible	(12,779)	-
Net tangible average stockholders’ equity	$105,894	$59,569

Net income	$4,322	$1,959
Impact of merger related expense, net of tax (17)	560	-
Net income before impact of merger related expense	$4,882	$1,959
Fully-diluted earnings per share before impact of merger related expense	$0.30	$0.21

Tangible equity divided by tangible assets	5.95%	7.05%

Tangible equity per common share	$7.19	$7.32

Return on tangible average assets (annualized)	0.98%	0.96%
Impact of merger related expense, net of tax (annualized)	0.13%	-
Return on tangible average assets before impact of merger related expense (annualized)	1.11%	0.96%

Return on tangible average stockholders’ equity (annualized)	16.37%	13.21%
Impact of merger related expense, net of tax	2.11%	-
Return on tangible average stockholders’ equity before impact of merger related expense (annualized)	18.49%	13.21%

Efficiency ratio	61.6%	60.4%
Impact of merger related expense	(4.3)%	-
Efficiency ratio before impact of merger related expense	57.3%	60.4%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

	Anticipated Earnings Estimate Ranges
	Third Quarter 2006		Year ended December 31, 2006
	Low	High	Low	High
Projected 2006 EPS Reconciliation Excluding Impact of Merger Related Expense:

Estimated diluted earnings per share	$0.31	$0.32	$1.14	$1.18
Add: Projected merger related expense	-	$0.01	$0.07	$0.08
Adjusted estimated diluted earnings per share to exclude merger related expense	$0.31	$0.33	$1.21	$1.26

(1)	Book value per share computed by dividing total stockholders’ equity by common shares outstanding
(2)	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
Equity to total assets - End of period total stockholders’ equity as a percentage of end of period assets.
Leverage - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
(3)	Ratios are presented on an annualized basis.
(4)	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
(5)	Total revenue is equal to the sum of net interest income and noninterest income.
(6)	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(7)	Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.
(8)
During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status. During the third quarter of 2005, the Company recorded a recovery of $230,000 related to one of these commercial loans.

(9)
Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

(10)	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
(11)	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.
(12)	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold.”
(13)	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
(14)	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
(15)
Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

(16)
Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months for the Nashville associates and since March 15, 2006 for the Murfreesboro associates by the number of associates employed at quarter-end.

(17)	Represents merger related expenses of $921,000, net of income tax benefit of $361,000 for second quarter of 2006.